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                                  EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP














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                               Exhibit 23.1
                     CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
BroadVision, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of BroadVision, Inc. of our report dated March 12, 1996, except as to
Note 8, which is as of April 16, 1996, relating to the balance sheets of BroadVision, Inc. as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for the period from May 13, 1993 (inception) to December 31, 1993, and for the years ended December 31, 1994 and 1995, which report appears on Form S-1 of BroadVision, Inc.

                                                        KPMG Peat Marwick LLP

San Jose, California
October 15, 1996